EXHIBIT 3.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 HAT WORLD, INC.

     Pursuant to Minnesota statutes, Chapter 302A of the Minnesota Business Corporation Act, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.


                                    ARTICLE I
                                      NAME

     The name of the corporation is Hat World, Inc.


                                   ARTICLE II
                           REGISTERED AGENT AND OFFICE

     The registered agent and office of the corporation in Minnesota are as follows:

                              Charles Clayton, Esq.
                        527 Marquette Ave. S., Suite 1800
                              Minneapolis, MN 55402
                                (Hennepin County)


                                   ARTICLE III
                            AUTHORIZED CAPITAL STOCK

     The Capital Stock which the corporation shall have authority to issue, itemized by class, number of shares and par value, if any, is as follows:

     CLASS OF COMMON SHARES     NUMBER OF SHARES             PAR VALUE PER SHARE
     ----------------------     ----------------             -------------------
     Common Stock               10,000,000                   $.01

     Each share of Common Stock issued and outstanding shall be entitled to one noncumulative vote.

                                   ARTICLE IV
                              NO PREEMPTIVE RIGHTS

     No holder of any class of stock in the corporation shall have a preemptive right to acquire any rights to purchase securities of the Corporation or a certain fraction of the unissued securities before the Corporation may offer them to other person(s), other than such rights (if any) as the Board of Directors, in its discretion, may determine from time to time.


                                    ARTICLE V
                             LIMITATION OF LIABILITY

     No director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that such limitation upon a director's liability shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or it shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date this provision becomes effective. If the Minnesota Business Corporation Act authorizes, or is amended to authorize, corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted or permitted as so amended.

[STAMP]
STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
OCTOBER 06, 1997
/s/ Joan Anderson Growe
Secretary of State

                                     BYLAWS

                                       OF

                                 HAT WORLD, INC.
                             A MINNESOTA CORPORATION

                                 HAT WORLD, INC.
                             A MINNESOTA CORPORATION

                                TABLE OF CONTENTS

ARTICLE I    OFFICES...........................................................1
    Section 1   Principal Executive Office.....................................1
    Section 2   Other Offices..................................................1

ARTICLE II   MEETINGS OF THE SHAREHOLDERS......................................1
    Section 1   Time and Place of Meetings.....................................1
    Section 2   Regular Meetings...............................................1
    Section 3   Special Meetings...............................................1
    Section 4   Notice of Shareholders' Meetings...............................2
    Section 5   Waiver of Notice...............................................2
    Section 6   Validation of Defectively Called or Noticed Meetings...........2
    Section 7   Notice Defined.................................................2
    Section 8   Voting.........................................................3
    Section 9   Quorum.........................................................3
    Section 10  Action Without a Meeting.......................................3
    Section 11  Proxies........................................................3
    Section 12  Inspectors of Election.........................................4

ARTICLE III  DIRECTORS.........................................................4
    Section 1   Powers.........................................................4
    Section 2   Number and Qualification of Directors..........................5
    Section 3   Term of Office.................................................5
    Section 4   No Cumulative Voting...........................................5
    Section 5   Resignation and Removal........................................5
    Section 6   Vacancies......................................................5
    Section 7   Place of Meeting...............................................6
    Section 8   Organization Meeting...........................................6
    Section 9   Regular Meetings and Special Meetings; Notice and Waiver.......6
    Section 10  Presence at a Meeting..........................................6
    Section 11  Absent Director................................................6
    Section 12  Quorum.........................................................6
    Section 13  Action of the Board............................................7
    Section 14  Action Without Meeting.........................................7
    Section 15  Adjournment....................................................7
    Section 16  Fees and Compensation..........................................7
    Section 17  Committees.....................................................7
    Section 18  Committee of Disinterested Persons.............................7
    Section 19  Secrecy Agreement..............................................8

ARTICLE IV   OFFICERS..........................................................9
    Section 1   Officers.......................................................9
    Section 2   Election.......................................................9
    Section 3   Subordinate Officers, etc......................................9
    Section 4   Removal and Resignation........................................9
    Section 5   Vacancies......................................................9
    Section 6   Chairman of the Board..........................................9
    Section 7   President and Chief Executive Officer..........................9
    Section 8   Chief Operating Officer........................................9
    Section 9   Vice President................................................10
    Section 10  Secretary.....................................................10
    Section 11  Chief Financial Officer.......................................10
    Section 12  Assistant Secretaries and Assistant Financial Officers........10


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ARTICLE V    INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
             OTHER AGENTS.....................................................11
    Section 1   Definitions...................................................11
    Section 2   Indemnification...............................................11
    Section 3   Advances......................................................12
    Section 4   Reimbursement to Witness......................................12
    Section 5   Determination of Eligibility..................................12
    Section 6   Change in Applicable Law......................................13
    Section 7   Shareholder Disclosure........................................13
    Section 8   Nonexclusive Right............................................13
    Section 9   Insurance.....................................................13

ARTICLE VI   CAPITAL STOCK....................................................13
    Section 1   Record Date...................................................13
    Section 2   Certificate of Shares.........................................14

ARTICLE VII  CORPORATE RECORDS................................................14
    Section 1   Books and Records.............................................14
    Section 2   Inspection of Corporate Records...............................15
    Section 3   Financial Statements..........................................16

ARTICLE VIII AMENDMENTS.......................................................16
    Section 1   Power of Board of Directors...................................16
    Section 2   Power of Shareholders.........................................16

ARTICLE IX   MISCELLANEOUS....................................................16
    Section 1   Checks, Drafts, Etc...........................................16
    Section 2   Contracts, Etc., How Executed.................................16
    Section 3   Representation of Shares of Other Corporations................16
    Section 4   Construction and Definitions..................................17

                                     BYLAWS

                                       OF

                                 HAT WORLD, INC.


                                    ARTICLE I

                                     OFFICES

     SECTION 1. PRINCIPAL EXECUTIVE OFFICE. The Board of Directors shall fix, and may from time to time change, the location of the principal executive office of HAT WORLD, INC. (the "Corporation"), at any place within or outside the State of Minnesota. If the principal executive office is outside the state of Minnesota, and if the Corporation has one or more business offices in Minnesota, the Board of Directors may fix and designate a principal business office in Minnesota.

     SECTION 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors or the Corporation's President and Chief Executive Officer at any place or places where the Corporation is qualified to transact business or where the Board or the Corporation's President and Chief Executive Officer deems necessary or desirable.


                                   ARTICLE II

                          MEETINGS OF THE SHAREHOLDERS

     SECTION 1. TIME AND PLACE OF MEETINGS. All regular and special meetings of shareholders shall be held on the day or date and time and place, within or without the State of Minnesota as may be designated by the President and Chief Executive Officer or by the Board of Directors or a person authorized by these Bylaws to call a meeting; PROVIDED, HOWEVER, that a meeting called by or at the demand of a shareholder pursuant to Sections 2 and 3 of this Article II shall be held in the county where the principal executive office of the Corporation is located.

     SECTION 2. REGULAR MEETINGS. Regular meeting of shareholders may, in the Board's sole discretion, be held annually on a date and at such time as the Board of Directors shall determine. At each regular meeting of the shareholders, qualified successors for directors who serve and indefinite term or whose terms have expired or are due to expire within six months after the meeting shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the power of the shareholders.

     If a regular meeting of shareholders has not been held during the immediately preceding 15 month period, a shareholder or shareholders holding three percent (3%) or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to the President and Chief Executive Officer or the Chief Financial Officer of the Corporation. Within 30 days after receipt of the demand by one of those officers, the Board shall cause a regular meeting of shareholders to be called and held on notice no later than ninety (90) days after receipt of the demand, all at the expense of the Corporation. If the Board fails to cause a regular meeting to be called and held as required by this paragraph, the shareholder or shareholders making the demand may call the regular meeting by giving notice as required by Section 4 of this Article II, all at the expense of the Corporation.

     SECTION 3. SPECIAL MEETINGS. Except as otherwise provided by the Minnesota Business Corporation Act, a special meeting of the shareholders may be called at any time and for any purpose by (i) two or more Directors, (ii) the Chairman of the Board, (iii) the President and Chief Executive Officer, (iv) the Chief Financial Officer, or (v) by one or more shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote, except that one or more shareholders may only call a special


                                      -1-
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meeting for the purpose of considering an action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, if they hold 25 percent or more of the voting power of all shares entitled to vote.

     A shareholder or shareholders holding the voting power specified in the preceding paragraph may demand a special meeting of shareholders by written notice of demand given to the President and Chief Executive Officer or the Chief Financial Officer of the Corporation and containing the purposes of the meeting. Within 30 days after receipt of the demand by one of those officers, the Board shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, all at the expense of the Corporation. If the Board fails to cause a special meeting to be called and held as required by this paragraph, the shareholder or shareholders making the demand may call the meeting by giving notice as required by Section 4 of this Article II, all at the expense of the Corporation.

     The business transacted at a special meeting is limited to the purposes stated in the notice of the meeting. Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf of the Corporation, unless all the shareholders have waived notice of the meeting in accordance with Section 5 of this Article II.

     SECTION 4. NOTICE OF SHAREHOLDERS' MEETINGS. Notice of all meetings of shareholders shall be given to every holder of shares entitled to vote, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment. Unless otherwise provided by law, all notices of meetings of shareholders shall be sent or otherwise given not less than five (5) nor more than sixty (60) days before the date of the meeting. The notice shall specify the date, time and place of the meeting, and in the case of a special meeting, a statement of the purposes of the meeting.

     An affidavit of mailing or other means of giving any notice of a shareholders meeting may be executed by the Secretary, Assistant Secretary or agent of the Corporation giving the notice, may be filed and maintained in the minute book of the Corporation, and, if utilized, shall constitute conclusive and binding evidence that such notices are mailed or delivered as specified therein.

     SECTION 5. WAIVER OF NOTICE. A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or object before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at the meeting.

     SECTION 6. VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS. The transactions of any meeting of shareholders, either regular or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy, and if, either before, during or after the meeting each of the persons entitled to vote, not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 7. NOTICE DEFINED. "Notice" is given by a shareholder to the Corporation or an officer of the Corporation when in writing and mailed or delivered to the Corporation or the officer at the registered office or principal executive office of the Corporation. In all other case, "notice" is give to a person when mailed to the person at an address designated by the person or at the last known address of the person, or when communicated to the person orally, or when handed to the person, or when left at the office of the person with a clerk or other person in charge of the office, or if there is no one in charge, when left in a conspicuous place in the office, or if the office is closed or the person to be notified has no office, when left at the dwelling house or usual place of abode of the person with some person of suitable age and discretion then residing therein. Notice by mail is given when deposited in the United States mail with sufficient postage affixed. Notice is deemed received when it is given.

     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such notices or reports shall be available to the shareholder upon written demand by the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice.

     SECTION 8. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 1 of Article VI. Unless otherwise provided in the Corporation's Articles of Incorporation, each shareholder has one vote for each share held, and the vote may be by voice vote or by ballot. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote, unless the vote of a greater number or voting by classes is required by the Articles of Incorporation or law. Except as provided in the immediately following paragraph, a holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the portion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.

     Shares owned by two or more shareholder may be voted by any one of them unless the Corporation receives written notice from any one of them denying the authority of that person to vote those shares. Unless the Articles of Incorporation or these Bylaws specifically provide otherwise, no shareholder shall be entitled to cumulate votes for directors or for any other matter to come before a vote of the shareholders.

     SECTION 9. QUORUM. Unless otherwise provided in the Corporation's Articles of Incorporation, the presence in person or by proxy of the holders of a majority of the voting power of shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

     SECTION 10. ACTION WITHOUT MEETING. Any action permitted or required to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action. Such written action or actions shall be filed with the minutes of the proceedings of the shareholders and shall have the same force and effect as a unanimous vote of the shareholders.

     SECTION 11. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by casting or authorizing the casting of a vote by filing a written appointment of proxy with the Secretary of the Corporation at or before the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders is valid if signed by any one of them, unless the Secretary of the Corporation receives from any one of those shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. Any proxy duly executed is not revoked and continues in full force and effect until, (i) a written notice of the termination of appointment is filed with the Secretary of the Corporation, (ii) a new written appointment of a proxy is filed with the Secretary of the Corporation, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the Secretary of the Corporation before the proxy exercises the authority under the appointment; PROVIDED, HOWEVER, that no such proxy shall be valid after the expiration of 11 months from the date of its execution unless a longer period is expressly provided in the appointment, and, PROVIDED, FURTHER, that an appointment is not revocable if coupled with an interest except in accordance with the terms of an agreement, if any, between the parties to the appointment.

     Unless the appointment specifically provides otherwise, if two (2) or more persons are appointed as proxies for a shareholder, (i) any one of them may vote the shares on each item of business in accordance with the specific instructions contained


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in the appointment and (iii) if no specific instructions are contained in the appointment with respect to voting the shares on a particular item of business, the shares shall be voted as a majority of such appointed persons determine.

     SECTION 12. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not appointed, the chairman of any such meeting may make such appointment at the meeting. The number of inspectors shall be either one or three. In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the chairman of the meeting.

     The duties of such inspector(s) shall be as follows:

          (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

          (b) Receive votes, ballots or consents;

          (c) Hear and resolve all challenges and questions in any way arising in connection with the right to vote;

          (d) Count and tabulate all votes or consents;

          (e) Determine when the polls shall close;

          (f) Determine the result; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

     The inspector(s) of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspector(s) of election is prima facie evidence of the facts stated therein.


                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. POWERS. Subject to the limitations of the Corporation's Articles of Incorporation, these Bylaws and the Minnesota Business Corporation Act as to action to be or which may be authorized or approved by the shareholders, and subject to the provisions of any shareholder control agreement pursuant to Subdivision 2 of Section 302A.457 of the Minnesota Business Corporations Act, all corporate powers shall be exercised by or under the direction of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors. The Board of Directors may delegate the management of the day-to-day operations of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the direction of the Board of Directors. Subject to the above limitations, it is hereby expressly declared that the directors shall have the following powers in addition to the other powers enumerated in these Bylaws or the Minnesota Business Corporation Act:

          (a) To select and remove all officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Articles of Incorporation or the Bylaws, fix their compensation and require from them security for faithful service.


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          (b) To conduct, manage and control the affairs and business of the
          Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or the Bylaws, as they may deem best.

          (c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

          (d) To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful in consideration of money paid, labor done or services actually rendered, debts or securities cancelled or tangible or intangible property actually received.

          (e) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed an delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

     SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors to be elected by the incorporators shall be two (2). Thereafter, the number of directors to be elected at any regular or special meeting of shareholders, or by appointment by the directors if a vacancy exists, shall be determined by the Board of Directors. A director must be a natural person, but need not be a shareholder.

     SECTION 3. TERM OF OFFICE. The directors shall be elected at each regular meeting of shareholders, but, if any such regular meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of the shareholders held for that purpose. All directors shall hold office until the next succeeding regular meeting and until their respective successors are elected and qualified, or until their death, resignation, removal or disqualification.

     SECTION 4. NO CUMULATIVE VOTING. No shareholder shall have the right to cumulative voting in the election of directors or in any and all other matter(s) to come to a vote before the shareholders.

     SECTION 5. RESIGNATION AND REMOVAL. Unless the notice specifies a later time for the effectiveness of such resignation, any director may resign effective upon giving written notice to the President and Chief Executive Officer, the Chief Financial Officer or the Board of Directors of the Corporation. If the resignation is effective at a future time, the Board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective. The resignation is effective without acceptance.

     A director may be removed at any time, with or without cause, by the Board of Directors if a majority of the remaining directors present affirmatively vote to remove the director.

     Any one or all of the directors may be removed at any time, with or without cause, by the affirmative vote of the holders of the proportion or number of the voting power of the shares of the classes or series the director represents sufficient to elect them.

     New directors may be elected at a meeting at which directors are removed.

     Notwithstanding any other provision of these Bylaws to the contrary, no reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     SECTION 6. VACANCIES. A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation, removal or disqualification of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by order of court or


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convicted of a felony, if the authorized number of directors be increased, or if the shareholders fail, at any regular or special meeting of shareholders at which any director or directors are to be elected, to elect the full authorized number of directors to be voted for at that meeting.

     Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by the sole remaining director, and each director so elected shall hold office until his successor is elected at a regular or special meeting of the shareholders and qualifies. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

     SECTION 7. PLACE OF MEETING. Regular and special meetings of the Board of Directors may be held at any place, within or without the State of Minnesota, designated in the notice of the meeting or, if not stated in the notice, or if there is no notice, at any place designated by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular or special meetings shall be held at the principal executive office of the Corporation.

     SECTION 8. ORGANIZATION MEETING. Immediately following each regular meeting of shareholders, the Board of Directors shall hold a regular meeting at the place of regular meeting of shareholders or at such other place as shall be fixed by the Board of Directors for the purposes of organization, any desired election of officers, and the transaction of other business. Notice of such meeting shall not be required.

     SECTION 9. REGULAR MEETINGS AND SPECIAL MEETINGS; NOTICE AND WAIVER. The organization, other regular and all special meetings of the Board of Directors may be called by any director by giving five (5) days notice to all directors of the time and place of the meeting. The notice need not state the purpose of the meeting unless the Articles of Incorporation otherwise require.

     A director may waive notice of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

     SECTION 10. PRESENCE AT A MEETING. A director shall be deemed present and in attendance at a meeting if he attends in person or through electronic communications. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes attendance in person at the meeting.

     A director may participate in a Board meeting not described in the immediately preceding paragraph by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes attendance in person at the meeting.

     SECTION 11. ABSENT DIRECTOR. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute attendance for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     SECTION 12. QUORUM. Attendance at a meeting of the Board of Directors of a majority of the directors currently holding office constitutes a quorum for the transaction of business. If a quorum is in attendance when a duly called or held meeting is convened, the directors originally in attendance may continue to transact business until adjournment, even though the withdrawal of a number of directors originally in attendance leaves less than the number otherwise required for a quorum.


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     SECTION 13. ACTION OF THE BOARD. Except where the Minnesota Business
Corporations Act or the Articles of Incorporation require the affirmative vote of a larger portion or number, the Board of Directors shall take action by the affirmative vote of a majority of directors present at a duly held meeting.

     SECTION 14. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors. Unless a different date is provided in the written action, the written action is effective when signed by the required number of directors.

     When written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions taken thereby. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

     SECTION 15. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place until a quorum is present. Notice of the time and place of holding an adjourned meeting need not be given, other than by announcement at the meeting at which adjournment is taken.

     SECTION 16. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

     SECTION 17. COMMITTEES. The Board of Directors may, by a resolution adopted by a majority of the authorized number of directors, establish an executive and other committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. Each committee shall consist of two or more natural persons, who need not be directors, who shall serve at the pleasure of the Board. The Board may designate one or more natural persons as alternate members. The appointment of members or alternate members of a committee requires the vote of a majority of the number of directors present. Committees are subject at all times to the direction and control of the Board except as provided in this Section 17. In the absence of any such direction or control, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the provisions of these Bylaws and the Minnesota Business Corporations Act applicable to meetings and actions of the Board shall govern. Minutes shall be kept of each meeting of each committee and shall be made available upon request to members of the committee and to any director.

     The establishment of, delegation of authority to, and action by a committee does not alone constitute compliance by a director with his or her required standard of conduct. Committee members are deemed to be directors for purposes of Article V of these Bylaws and Article VII of the Articles of Incorporation and for purposes of Sections 302A.251, 302A.255 and 302A.521 of the Minnesota Business Corporation Act.

     SECTION 18. COMMITTEE OF DISINTERESTED PERSONS. The Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation. For purposes of this section, a director or other person is "disinterested" if the director or other person is not the owner of more than one percent of the outstanding shares of, or a present or former officer, employee, or agent of, the Corporation or of a related corporation and has not been made or threatened to be made a party to the proceeding in question. The committee, once established, is not subject to the direction or control of, or termination by, the Board of Directors. A vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers, and shareholders. The committee terminates when it issues a written report of its determinations to the Board of Directors.

     SECTION 19. SECRECY AGREEMENT. By accepting the nomination or position as a director of the Corporation, each director agrees to be bound by the provisions of these Bylaws including the secrecy provisions of this Section 19.

     While serving as a director of the Corporation, each director shall not, without the express prior authorization of the Corporation's Board of Directors, directly or indirectly, other than in the performance of his duties required by these Bylaws or by law;

          (a) perform or render any services of a business, professional or commercial nature, relating to services or products similar to those of the Corporation;

          (b) engage in any activity directly or indirectly in competition with or adverse to the Corporation's business or welfare, whether individually or as a shareholder, partner, officer, director, employee or agent;

          (c) engage in any activity for the purposes of influencing or attempting to influence the Corporation's customers either directly or indirectly, to conduct business with any business enterprise in competition with the Corporation;

          (d) undertake or participate in any planning for or organization of any business activity that is or will be in competition with the Corporation in any field(s) or area(s) in which the director has worked or with which the director has come into contact or of which the director has gained knowledge during the term of office as a director with the Corporation.

     No director shall at any time while serving as a director of the Corporation either directly or indirectly use or divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any confidential information of any kind, nature or description concerning any matters affecting or relating to the business of the Corporation unless the Corporation gives its prior written consent or the disclosure is part of the director's performance of his duties with the Corporation. By way of example only and without limiting the generality of the foregoing, the term "confidential information" as used in this Bylaw provision includes (i) the names or practices of any of the Corporation's customers or clients, (ii) the name of any of its vendors, suppliers or subcontractors, (iii) the names or practices of any of its investors, owners, stockholders, creditors, employees or persons associated directly or indirectly with the Corporation, (iv) any and all ideas, concepts, notes, documentation, etc. relating to the business activity of the Corporation, (v) the cost of materials or other items purchased by the Corporation and the prices it obtains or has obtained or at which it sells or has sold its products or services, (vi) descriptions of organizational techniques or topics, (vii) lists or other written records of any kind used in the Corporation's business, (viii) compensation paid to employees and other terms of employment, (ix) any and all trade secrets and proprietary information connected with the Corporation's business, or (x) any other confidential or proprietary information, about or concerning the Corporation's business, its manner of operation, or other confidential data of any kind, nature or description.

     Each director shall promptly disclose to the Corporation all discoveries, designs, improvements, inventions, ideas and data, whether or not patentable or registerable under copyright or similar statutes, made or conceived or reduced to practice or learned by the director whether alone or jointly with others, during the term of his relationship with the Corporation that (a) are related to or useful in the business of the Corporation, (b) result from tasks performed by the director or (c) result from the use of premises or information owned, leased or contracted for by the Corporation (all such items being referred to as "inventions"). All inventions shall be the sole property of the Corporation and its assigns, and the Corporation and its assigns shall be the sole owner of all patents, copyrights, and other rights in connection therewith.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. OFFICERS. The officers of the Corporation shall be a President and Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Secretary and, if desired, one or more Vice Presidents. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more assistant financial officers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

     SECTION 2. ELECTION. The officers of the Corporation, except such officers as may be appointed by the President and Chief Executive Officer in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board.

     SECTION 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint, and may empower the President and Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office, for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

     SECTION 4. REMOVAL AND RESIGNATION. Subject to the rights, if any, of any officer under any contract of employment, any officer may be removed, at any time, with or without cause, by resolution approved by the affirmative vote of a majority of the directors present, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors, to the President and Chief Executive Officer, or to the Secretary, if any, of the Corporation, without prejudice, however, to the rights, if any, of the Corporation under any contract to which such officer is a party. Any such resignation shall take effect without acceptance on the date of the receipt of such notice unless a later time is specified therein.

     SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may, or in the case of a vacancy in the office of President and Chief Executive Officer or Chief Financial Officer shall be filled for the unexpired portion of the term in the manner prescribed in the Bylaws for regular appointments to such office.

     SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. He shall preside at all meetings of the shareholders.

     SECTION 7. PRESIDENT AND CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President and Chief Executive Officer shall be the top general manager of the business of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The President and Chief Executive Officer shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws of prescribed by Statute. In the event the corporation operates retail stores, then this officer would be responsible for determining when and where to open and close stores, the development of administrative and information systems and other duties typical of a Chief Executive Officer.

     SECTION 8. CHIEF OPERATING OFFICER. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, and to the President and Chief Executive Officer, the Chief Operating Officer shall be the general manager of the corporation's operations. In the event the corporation operates retail stores, then this officer would be responsible for supervising store operations, marketing and advertising, the opening of new stores and other duties typical of a Chief Operating Officer.

     SECTION 9. VICE PRESIDENT. In the absence or disability of the President, the Chief Operating Officer, if any, of if not such Chief Operating Officer be elected, the Executive Vice President, if any, then the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President and Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President and Chief Executive Officer. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

     SECTION 10. SECRETARY. The Secretary, if any, shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of actions taken at all meetings of shareholders, the Board of Directors and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent, if any, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws to be give, and he shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

     The Secretary may keep, or cause to be kept, at the Corporation's principal executive office, or if its principal executive office is not in the State of Minnesota, at its principal business office in Minnesota, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of Minnesota and the Corporation has no principal business office in Minnesota, the Secretary shall, upon the written request of any shareholders, furnish to that shareholder a copy of the Bylaws as amended to date.

     SECTION 11. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts and financial records of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares and, subject to the control of the Board of Directors, shall have the general powers and duties of management usually vested in the office of Chief Financial Officer or Treasurer.

     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall Disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Chief Executive Officer and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

     SECTION 12. ASSISTANT SECRETARIES AND ASSISTANT FINANCIAL OFFICERS. In the absence of the Secretary or in the event of his death, inability or refusal to act, the assistant secretaries, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, the assistant Secretary designated by the President and Chief Executive Officer or Board of Directors, shall perform the duties and exercise the authority of the Secretary.

     In the absence of the Chief Financial Officer or in the event of his death, inability or refusal to act, the assistant financial officers, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, the assistant Secretary designated by the President and Chief Executive Officer or Board of Directors, shall perform the duties and exercise the authority of the Chief Financial Officer.


                                    ARTICLE V

          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER
                                     AGENTS

     SECTION 1. DEFINITIONS. For purposes of this Article, the following definitions apply:

          (a) "corporation" or "Corporation" includes a domestic or foreign corporation that was the predecessor of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (b) "official capacity" means (i) with respect to a director, the position of director in a corporation, (ii) with respect to a person other than a director, the elective or appointive office or position held by an officer, member of a committee of the Board, or the employment relationship undertaken by an employee of the Corporation, and (iii) with respect to a director, officer, or employee of the Corporation who, while a director, officer, or employee of the Corporation, is or was serving at the request of the Corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, employee, or agent of another organization or employee benefit plan, the position of that person as a director, officer, partner, trustee, employee, or agent, as the case may be, of the other organization or employee benefit plan.

          (c) "proceeding" means a threatened, pending, or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the Corporation.

          (d) "special legal counsel" means counsel who has not represented the Corporation or a related corporation, or a director, officer, member or a committee of the Board, or employee, whose indemnification is in issue.

     SECTION 2. INDEMNIFICATION. At the discretion of the Board of Directors, the Corporation may indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses (including attorneys' fees and disbursements), incurred by the person in connection with the proceeding, if, with respect to acts or omissions of the person complained of in the proceeding, the person:

          (i) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines (including, without limitation, excise taxes assessed against the Director with respect to an employee benefit plan), settlements, and reasonable expenses (including attorney's fees and disbursements) incurred by the person in connection with the proceeding with respect to the same acts or omissions;

          (ii) acted in good faith;

          (iii) received no improper personal benefits and complied with the conflict of interest provisions of Minnesota Statutes Section 302A.255, if applicable;

          (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful;

          (v) in the case of acts or omissions occurring in the official capacity described in Section 1, paragraph (b), clause (i) or (ii) of this Article V, reasonably believed that the conduct was in the best interest of the Corporation; and

          (vi) in the case of acts or omissions occurring in the official capacity described in Section 1, paragraph (b), clause (i) or (iii) of this Article V, reasonably believed that the conduct was not opposed to the best interest of the Corporation.

      If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the Corporation if the person reasonably believed that the conduct was in the best interest of the participants or beneficiaries of the employee benefit plan.

      The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent does not, of itself, establish that the person did not meet the criteria set forth in this
Section 2.

      SECTION 3. ADVANCES. At the discretion of the Board of Directors, if a person is made or threatened to be made a party to a proceeding, the Director is entitled, upon written request to the Corporation, to payment or reimbursement by the Corporation of reasonable expenses, including attorneys' fees and disbursements, incurred by the Director in advance of the final disposition of the proceeding (i) upon receipt by the Company of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in
Section 1 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the Company, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (ii) after determination that the facts then known to those making the determination would not preclude indemnification under this Article V. The written undertaking required by clause (i) of this Section 3 is an unlimited general obligation of the person making it, but need not be secured and shall be accepted without reference to financial ability to make the repayment.

      SECTION 4. REIMBURSEMENT TO WITNESSES. Notwithstanding anything in this
Article V to the contrary, at the discretion of the Board of Directors, the Corporation may reimburse expenses, including, without limitation, attorneys' fees and disbursements, incurred by a person in connection with an appearance as a witness in a proceeding at a time when the person has not been made or threatened to be made a party to a proceeding.

     SECTION 5. DETERMINATION OF ELIGIBILITY. All determinations whether indemnification of a person is required because the criteria set forth in
Section 2 have been satisfied and whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in Section 3 shall be made: (i) by the Board of Directors by a majority of a quorum (directors who are at the same time parties to the proceeding shall not be counted for determining either a majority or the presence of a quorum);
(ii) if a quorum under clause (i) cannot be obtained, by a majority of a committee of the Board, consisting solely of two or more directors not at the time parties to the proceeding, duly designated to act in the matter by a majority of the full Board including directors who are parties; (iii) if a determination is not made under clause (i) or (ii), by a special legal counsel, selected either by a majority of the Board or a committee by vote pursuant to clause (i) or (ii) or, if the requisite quorum of the full Board cannot be obtained and the committee cannot be established, by a majority of the full Board including directors who are parties; (iv) if a determination is not made under clauses (i) to (iii), by the shareholders, excluding the votes of shares held by parties to the proceeding; or (v) if an adverse determination is not made under clauses (i) to (iv) or under the following paragraph within 60 days after the termination of a proceeding or after a request for an advance of expenses, as the case may be, by a court in the State of Minnesota, which may be the same court in which the proceeding involving the person's liability took place, upon application of the person and any notice the court requires.

      With respect to a person who is not, and was not at the time of the acts or omissions complained of in the proceedings, a director, officer, or person possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of the Corporation, the determination whether indemnification of this person is required because the criteria set forth in
Section 2 have been satisfied and whether this person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in Section 3 may be made by an annually appointed committee of the Board, having at least one member who is a director. The committee shall report at least annually to the Board of Directors concerning its actions.

     SECTION 6. CHANGE IN APPLICABLE LAW. Notwithstanding anything in this
Article V to the contrary, at the discretion of the Board of Directors, the Corporation may provide the maximum indemnification of a person by the Corporation permissible under Minnesota law, including to the extent Minnesota law is revised, amended or interpreted to permit broader indemnification protection of a person than that which this Article provides (this Article shall be deemed to allow for such broader indemnification of the person by the Company).

      SECTION 7. SHAREHOLDER DISCLOSURE. If the Corporation indemnifies or advances expenses to a person in accordance with this Article in connection with a proceeding by or on behalf of the Corporation, the Corporation shall report to the shareholders in writing the amount of the indemnification or advance and to whom and on whose behalf it was paid not later than the next meeting of shareholders.

      SECTION 8. NONEXCLUSIVE RIGHTS. Indemnification provided by this Article is not exclusive to any other rights to which a person may be entitled under the Articles of Incorporation, Bylaws, Agreement, vote of disinterested Directors, or otherwise, both as to actions in the person's official capacity and as to actions in another capacity while holding such office, and shall continue after the person has ceased to serve in an official capacity and shall inure to the benefit of the heirs and administrators of such a person.

      SECTION 9. INSURANCE. Upon an in the event of a determination by the Board of Directors of the Corporation to purchase such insurance, the Corporation may purchase and maintain insurance on behalf of a person in that persons official capacity against any liability asserted against or incurred by the person in or arising from that capacity, whether or not the Corporation would have been required to indemnify the person against that liability under the provisions of this Article V.


                                   ARTICLE VI

                                  CAPITAL STOCK

     SECTION 1. RECORD DATE. The Board of Directors may fix a date in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than five (5) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purpose of which it is fixed. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive a report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation, Bylaws or the Minnesota Business Corporations Act.

     If no record date is fixed:

          (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the date notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

          (ii) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be at the close of business on the business day next preceding the day on which the first written consent is given; and

          (iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

     A resolution approved by the affirmative vote of a majority of the directors present may establish procedures whereby a shareholder may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the Corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, are deemed the shareholders for the purposes specified in writing.

     A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

     SECTION 2. CERTIFICATE FOR SHARES. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the President and Chief Executive Officer and the Secretary, if any, or if not signed, have a facsimile signature of such person placed upon the certificate, certifying the number of shares and the class or series of shares owned by the shareholder. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     Except as provided by law or in this Section 2, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. Except as prohibited by law, including the Minnesota Business Corporation Act Section 302A.419, the Secretary may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Secretary may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.


                                   ARTICLE VII

                                CORPORATE RECORDS

     SECTION 1. BOOKS AND RECORDS. The Corporation shall keep at its principal executive office, or at another place or places within the United States determined by the Board of Directors, a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The Corporation shall also keep, at is principal executive office, or at another place or places within the United States determined by the Board, a record of the dates on which certificates or transaction statements representing shares were issued.

     The Corporation shall keep at is principal executive office, or, if its principal executive office is outside of the State of Minnesota, shall make available at it registered office within ten days after receipt by the Secretary of the Corporation of a written demand for them made by a person described in
Section 2 of this Article VII, originals or copies of:

          (a) Records of all proceeding of shareholders for the last three years;

          (b) Records of all proceedings of the Board of Directors for the last three years;

          (c) The current Articles of Incorporation, as amended;

          (d) The current Bylaws, as amended;

          (e) Financial statements required by Section 4 of this Article and the financial statement for the most recent interim period prepared in the course of the operation of the Corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

          (f) Reports made to shareholders generally within the last three years;

          (g) A statement of the names and usual business addresses of its directors and principal officers; and

          (h) Certain voting trust agreements and shareholder control agreements as required by law.

     The records maintained by the Corporation, including its share register, financial records and minute books, may utilize any information storage technique (including punched holes, printed or magnetized spots, or micro-images) even though that makes them illegible visually, if the records can be converted accurately and within a reasonable time, into a form that is legible visually and whose contents are assembled by related subject matter to permit convenient use by people in the normal course of business. The Corporation will convert any of the records referred to in this paragraph upon the request of a person entitled to inspect them, and the expense of the conversion shall be borne by the person entitled to inspect and requesting the records. A copy of the conversion shall be accepted for all purposes to the same extent as the existing or original records would be if they were legible visually.

     SECTION 2. INSPECTION OF CORPORATE RECORDS. If the Corporation is not publicly held, a shareholder, beneficial owner, or a holder of a voting trust certificate, has an absolute right, upon written demand, to examine and copy, in person or by a legal representative, at any reasonable time, the Corporations share register and records listed in Section 1, subdivisions (a) through (h) of this Article VII. If the Corporation is not publicly held, a shareholder, beneficial owner, or a holder of a voting trust certificate, has the right, upon written demand, to examine and copy, in person or by a legal representative, other corporate records at any reasonable time only if the shareholder, beneficial owner, or holder of a voting trust certificate demonstrates a proper purpose for the examination.

     If the Corporation is publicly held, a shareholder, beneficial owner, or a holder of a voting trust certificate has, upon written demand stating the purpose and acknowledged or verified in the manner provided in Chapter 358 of the Minnesota Statutes, the right at any reasonable time to examine and copy the Corporation's share register and other corporate records upon demonstrating the stated purpose to be a proper purpose. The acknowledged or verified demand must be directed to the Corporation at it registered office in the State of Minnesota or at its principal place of business.

     A shareholder, beneficial owner, or holder of a voting trust certificate who has gained access under this Section to any corporate record including the share register may not use or furnish to another for use the corporate record or a portion of the contents for any purpose other than a proper purpose.

     For purposes of this Section, a "proper purpose" is one reasonably related to the person's interest as a shareholder, beneficial owner, or holder of a voting trust certificate of the Corporation. Copies of the share register and all documents referred to in Section 1, subparagraphs (a) through (h), if required to be furnished under this Section, shall be furnished at the expense of the Corporation. In all other cases, the Corporation may charge the requesting party a reasonable fee to cover the expenses of providing the copy.

     Every Director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and to inspect the physical properties of the Corporation. Such inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to copy, photograph and make extracts.

     SECTION 3. FINANCIAL STATEMENTS. The Corporation shall keep appropriate and complete financial records. The Corporation shall, upon written request by a shareholder, furnish annual financial


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statements, including at least a balance sheet as of the end of each fiscal year and a statement of income for the fiscal year, which shall be prepared on the basis of accounting methods reasonable in the circumstances and may be consolidated statements of the Corporation and one or more of its subsidiaries, if any. In the case of statements audited by a public accountant, each copy shall be accompanied by a report setting forth the opinion of the accountant on the statements; in other cases, each copy shall be accompanied by a statement of the Chief Financial Officer or other person in charge of the Corporation's financial records stating the reasonable belief of the person that the financial statements were prepared in accordance with accounting methods reasonable in the circumstances, describing the basis of presentation, and describing any respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.


                                  ARTICLE VIII

                                   AMENDMENTS

     SECTION 1. POWER OF BOARD OF DIRECTORS. Unless otherwise provided by the Articles of Incorporation, new Bylaws may be adopted or these Bylaws may be amended or repealed only by the affirmative vote of a majority of the directors; PROVIDED, HOWEVER, that the director's power to adopt, amend or repeal Bylaws is subject to the power of the shareholders, exercisable in a manner provided in
Section 2 of this Article VIII, to adopt, amend or repeal bylaws adopted, amended or repealed by the directors.

     SECTION 2. POWER OF SHAREHOLDERS. If a shareholder or shareholders holding three percent or more of the voting power of the shares entitled to vote propose a resolution for action by the shareholders to adopt, amend, or repeal bylaws adopted, amended, or repealed by the directors and the resolution sets forth the provision or provisions proposed for adoption, amendment, or repeal, the limitations and procedures for submitting, considering, and adopting the resolution are the same as provided in Section 302A.135, Subdivisions 2 to 4 of the Minnesota Business Corporation Act, for amendment of the articles. The provisions of this subdivision regarding shareholder-proposed amendments shall not apply to the Corporation if it is registered or reporting under the Federal securities laws to the extent that those provisions are in conflict with the Federal securities laws or rules promulgated thereunder, in which case the Federal securities laws or rules promulgated thereunder shall govern.


                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 1. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payments of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     SECTION 2. CONTRACTS, ETC., HOW EXECUTED. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

     SECTION 3. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the President and Chief Executive Officer, the Chief Financial Officer, or any other person authorized by resolution of the Board of Directors is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or proxy duly executed by these officers.

     SECTION 4. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Minnesota Business Corporations Act shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.


                            CERTIFICATE OF SECRETARY

     I, the undersigned, do hereby certify:

          (1) That I am the duly elected and acting Secretary of HAT WORLD, INC., a Minnesota corporation; and

          (2) That the foregoing Bylaws, comprising seventeen (17) pages, constitute the Bylaws of said corporation as duly approved and adopted by action of the sole director on June 7, 1995.


                                        By: /s/ J. Glenn Campbell
                                            ------------------------------------
                                                                   , Secretary
                                                -------------------
                                        Date: June 10, 1995
                                              ---------------------------------


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